As filed with the Securities and Exchange Commission on May 18, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JONES SODA CO.

(Exact Name of Registrant as Specified in Its Charter)

Washington	2080	52-2336602
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jones Soda Co.

66 South Hanford Street, Suite 150

Seattle, WA 98134

(206) 624-3357

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jennifer L. Cue

Chief Executive Officer

Jones Soda Co.

66 South Hanford Street, Suite 150

Seattle, WA 98134

(206) 624-3357

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

(Copies of all communications, including communications sent to agent for service:

Michael Moyer

Baker & Hostetler LLP

999 Third Avenue, Suite 3600

Seattle, WA 98104

Fax: 206-624-7317

Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the selling shareholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated files	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, no par value	11,315,000	$0.29	$3,281,350	$408.53

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	In accordance with Rule 457(c) under the Securities Act, the aggregate offering price of the common stock is estimated solely for the calculation of the registration fees due for this filing.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, as amended. The calculation of the proposed aggregate offering price of the common stock is based on the average of the bid and asked prices for the common stock as quoted on the OTCQB on May 17, 2018.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED: MAY 18, 2018

Up to 11,315,000 Shares

Jones Soda Co.

Common Stock

This prospectus relates to the resale, from time to time, by selling shareholders named herein of up to an aggregate of 11,315,000 shares of common stock, no par value (the “Shares”), of Jones Soda Co., a Washington corporation (the “Company”). All of the Shares being sold by the selling shareholders are issuable upon the conversion of a portion or all of the convertible subordinated promissory notes (the “Convertible Notes”) issued pursuant to that certain Note Purchase Agreement dated as of March 23, 2018 between the Company and the purchasers of the Convertible Notes. We refer to the footnotes in the table under “SELLING SHAREHOLDERS” for the background on the issuance of the Convertible Notes and the Shares.

The selling shareholders may sell, transfer or otherwise dispose of their Shares on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. See the disclosure under the heading “Plan of Distribution” beginning on page 6 of this prospectus for more information about how the selling shareholders may sell or otherwise dispose of their Shares hereunder.

Our common stock is listed for quotation on the OTCQB under the symbol “JSDA.” On May 17, 2018, the last reported price per share of our common stock was $0.29 per share.

All of the Shares are being sold by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of the Shares being sold by the selling shareholders.

We are registering the offer and sale of the Shares pursuant to certain registration rights granted to the selling shareholders pursuant to the Registration Rights Agreement dated March 23, 2018 by and among us and the selling shareholders (the “Registration Rights Agreement”). The registration of these Shares does not necessarily mean that any of the Shares will be sold by the selling shareholders. The timing and amount of any sale is within the sole discretion of each selling shareholder. We are bearing all of the expenses in connection with the registration of the Shares, but all selling and other expenses incurred by the selling shareholders, including commissions and discounts, if any, attributable to the sale or disposition of the Shares will be borne by them.

You should read this prospectus, the applicable prospectus supplement, if any, and other materials carefully before you invest.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND, IF APPLICABLE, IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND AS SET FORTH IN ANY APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018

Prospectus

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This prospectus contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this prospectus other than statements of historical fact, including statements that address operating performance, the economy, events or developments that management expects or anticipates will or may occur in the future, including statements related to case sales, revenues, profitability, distributor channels, new products, adequacy of funds from operations, cash flows and financing, our ability to continue as a going concern, potential strategic transactions, statements regarding future operating results and non-historical information, are forward-looking statements. In particular, the words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “can,” “plan,” “predict,” “could,” “future,” “continue,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions and apply only as of the date of this prospectus. Our actual results, performance or achievements could differ materially from historical results as well as from the results expressed in, anticipated or implied by these forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In particular, our business, including our financial condition and results of operations and our ability to continue as a going concern may be impacted by a number of factors, including, but not limited to, the following:

•	Our ability to successfully execute on our growth strategy and operating plan;

•	Our ability to establish, maintain and expand distribution arrangements with independent distributors, retailers, brokers and national retail accounts, most of whom sell and distribute competing products, and whom we rely upon to employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products;

•	Our ability to respond to any changes in, and to maintain, our private label relationship with 7-Eleven;

•	Consumer response to our products and new initiatives;

•	The timing and amount of reorders for 7-Select®, including the impact on our inventory, revenue and cash flow;

•	Competition in the fountain business, particularly from Coke and Pepsi;

•	Entrance into and increased focus on the craft beverage segment from Coke and Pepsi;

•	Our ability to respond to changes in the consumer beverage marketplace, including potential reduced consumer demand due to health concerns (including obesity) and legislative initiatives against sweetened beverages;

•	Our ability to successfully develop and launch new products that match consumer beverage trends;

•	Imposition of new taxes, including potential taxes on sugar-sweetened beverages;

•	Public perception of the beverage industry and changes in consumer preferences;

•	Our ability to increase revenues and achieve sales goals;

•	Our ability to manage our operating expenses and generate cash flow from operations, or our ability to secure additional financing if our case sales goals take longer to achieve under our operating plan;

•	Changes in pricing and SKUs of our products;

•	Our ability to manage our inventory levels and to predict the timing and amount of our sales;

•	Our reliance on third-party contract manufacturers of our products and the geographic locations of their facilities, which could make management of our distribution efforts inefficient or unprofitable;

•	Our ability to secure a continuous supply and availability of raw materials, as well as other factors affecting our supply chain including increases in raw material costs and shortages of glass in the supply chain;

•	Fluctuations in fuel and freight costs;

•	Fluctuations in currency exchange rates, particularly between the United States and Canadian dollars;

•	Our ability to source our flavors on acceptable terms from our key flavor suppliers;

•	Our ability to attract and retain key personnel, including retaining the services of our CEO, each of which would directly affect our efficiency and operations and could materially impair our ability to execute our growth strategy;

•	Our inability to protect our trademarks and trade secrets, which may prevent us from successfully marketing our products and competing effectively;

•	Our ability to create and maintain brand name recognition and acceptance of our products, which is critical to our success in our competitive, brand-conscious industry;

•	Our ability to maintain brand image and product quality and avoid risks from other product issues such as product recalls;

•	Our ability to compete successfully against much larger, well-funded, established companies currently operating in the beverage industry;

•	Litigation or legal proceedings, which could expose us to significant liabilities and damage our reputation;

•	Our ability to maintain effective disclosure controls and procedures and internal control over financial reporting;

•	Our ability to maintain an effective information technology infrastructure;

•	Dilutive and other adverse effects on our existing shareholders and our stock price arising from future securities issuances;

•	Our ability to access the capital markets for any future equity financing, and any actual or perceived limitations to our common stock by being traded on the OTCQB Marketplace, including the level of trading activity, volatility or market liquidity;

•	Regional, national or global economic conditions that may adversely impact our business and results of operations; and

•	Our ability to comply with the many regulations to which our business is subject.

Readers are also urged to carefully review and consider the various disclosures made by us in this prospectus and in our other reports we file with the Securities and Exchange Commission, including our periodic reports on Forms 10-Q and 10-K and current reports on Form 8-K, and those described from time to time in our press releases and other communications, which attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

Before purchasing the Shares, you should carefully read and consider the risks described under the section entitled “Risk Factors.” You should be prepared to accept any and all of the risks associated with purchasing the securities, including a loss of all of your investment.

The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell the Shares, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the sale of the Shares, you should refer to the registration statement including the exhibits. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, unless the context indicates or otherwise requires, “Jones Soda,” “the Company,” “we,” “us,” “our” and similar terms refer to Jones Soda Co. and its subsidiaries unless the context requires otherwise. When we refer to “you,” we mean the potential holders of the Shares.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in shares of our common stock and is qualified in its entirety by, and should be read in connection with, the more detailed information appearing elsewhere and incorporated by reference in this prospectus. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” and the documents incorporated by reference herein, which are described under the “Incorporation of Certain Documents by Reference,” before deciding to buy shares of our common stock.

The Company

We develop, produce, market and distribute premium beverages which we sell and distribute primarily in the United States and Canada through our network of independent distributors and directly to our national and regional retail accounts. We also sell products in select international markets. Our products are sold in grocery stores, convenience and gas stores, on fountain in restaurants, “up and down the street” in independent accounts such as delicatessens and sandwich shops, as well as through our national accounts with several large retailers. We refer to our network of independent distributors as our direct store delivery (DSD) channel, and we refer to our national and regional accounts who receive shipments directly from us as our direct to retail (DTR) channel. We do not directly manufacture our products, but instead outsource the manufacturing process to third-party contract manufacturers. We also sell various products online, including soda with customized labels, wearables, candy and other items, and we license our trademarks for use on products sold by other manufacturers.

We are a Washington corporation formed in 2000 as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986. Our principal place of business is located at 66 South Hanford Street, Suite 150, Seattle, Washington 98134. Our telephone number is (206) 624-3357. Our corporate website address is https://www.jonessoda.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including our most recent Annual Report on Form 10-K, and in each of our subsequent Quarterly Reports on Form 10-Q, before making an investment decision. If any of the risks described in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. For more information, see the section entitled “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of the Shares under this prospectus. We will not receive any proceeds from this sale. The selling shareholders will pay any underwriting discounts and agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our capital stock, articles of incorporation and by-laws, each as amended and restated, and any references to the laws of the State of Washington are not meant to be complete and are subject to, and qualified in their entirety by, reference to our articles of incorporation (“Articles of Incorporation”), a copy of which has been filed as an exhibit to our Form 10-KSB, filed on March 30, 2001, our amended and restated by-laws (“Amended and Restated By-Laws”), a copy of which has been filed as an exhibit to our Form 10-Q, filed on November 8, 2013, and to the Washington Business Corporations Act (“WBCA”). Our Articles of Incorporation and Amended and Restated By-laws are incorporated by reference into the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” These descriptions may not contain all of the information that may be important to you and should be read in conjunction with our Articles of Incorporation, Amended and Restated By-Laws and applicable provisions of the WBCA.

Authorized Capitalization

Our authorized capital stock consists of 100,000,000 shares of common stock, without par value. As of May 17, 2018, 41,464,373 shares of our common stock were issued and outstanding.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company. All shareholders are entitled to share equally in all dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all liabilities. The shareholders do not have cumulative voting or preemptive rights.

Options

As of May 17, 2018, we had outstanding options to purchase an aggregate of 4,365,403 shares of common stock with a weighted-average exercise price of $0.35 per share, under our equity compensation plan.

Convertible Subordinated Promissory Notes

On March 23, 2018 and April 18, 2018, we issued an aggregate principal amount of $2,800,000 and $120,000, respectively, of convertible subordinated promissory notes to the selling shareholders, pursuant to the terms of a note purchase agreement (the “Convertible Notes”).

The Convertible Notes have a four-year term from the date of issuance and bear interest at 6% per annum until maturity. The holders can convert the Convertible Notes at any time during the term into a number of shares of the Company’s common stock equal to the quotient obtained by dividing (i) the amount of the unpaid principal and interest on each Convertible Note by (ii) the Conversion Price. The “Conversion Price” is initially $0.32, but is subject to broad based, weighted average antidilution adjustment in the event that the Company issues shares of capital stock or equity equivalents at a price that is less than $0.32 per share prior to the conversion of the Convertible Notes. The rights of the holders of the Convertible Notes are subordinate to the rights of the Company’s Senior Indebtedness. “Senior Indebtedness” means, unless expressly subordinated to or made on parity with the amounts due under the Convertible Notes, any amounts due by the Company in connection with indebtedness to banks, commercial finance lenders, and other lending institutions and any extensions, refinance, renewal, replacement, or refunding thereof. The selling shareholders have all agreed to execute and deliver customary forms of subordination agreement, as requested by holders of Senior Indebtedness.

Under the terms of the Convertible Notes, any of the following would constitute an event of default: (a) the Company fails to pay when due any principal or interest payment on the Convertible Notes; (b) the Company commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or (c) an involuntary case or other proceedings seeking liquidation, reorganization, or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect is commenced and an order for relief entered or such proceeding is not dismissed or discharged within 45 days of commencement.

Any modification of the Convertible Notes requires the written consent of the holders of not less than a majority-in-interest of the principal amount of all Convertible Notes then-outstanding, and such modification must apply equally to all Convertible Notes then-outstanding.

Washington Anti-Takeover Laws

Chapter 23B.19 of the Revised Code of Washington (“RCW”) prohibits a Washington corporation, including our Company, from engaging in any business combination with an “acquiring person” for a period of five years after the date of the transaction in which the person became an acquiring person, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales as well as certain transactions resulting in a financial benefit to the acquiring person. Subject to certain exceptions, an “acquiring person” is a person who, together with affiliates and associates, owns, or within five years did own, 10% or more of the corporation’s voting stock. Such anti-takeover provisions of Washington law may discourage, delay or prevent a change in control of our Company, even if a change in control would be beneficial to our shareholders. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for the Shares will be Broadridge Financial Solutions, Inc., with a mailing address of 51 Mercedes Way, Edgewood, NY 11717 and a facsimile number of 631-254-7760.

DETERMINATION OF OFFERING PRICE

This offering is being made solely to allow the selling shareholders to sell the Shares to the public. The selling shareholders may offer for sale some of the Shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price of our common stock, as quoted on the OTCQB on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the Shares offered for resale pursuant to this prospectus may be sold.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale, from time to time, by the selling shareholders identified in this prospectus of up to 11,315,000 shares of our common stock, no par value, which are issuable to the selling shareholders upon the conversion of the Convertible Notes at maturity. The Convertible Notes are convertible at any time on or prior to maturity at the sole discretion of the selling shareholders.

The table below sets forth certain information regarding the selling shareholders and the Shares that may be sold from time to time under this prospectus. The table is based on information supplied to us by the selling shareholders and reflects their holdings as of May 17, 2018. Percentages of beneficial ownership are based upon 41,464,373 shares of common stock outstanding as of May 17, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities and including any securities that grant the selling shareholders the right to acquire common stock within 60 days of May 17, 2018 (i.e., July 16, 2018), but calculated to assume that the Convertible Notes are converted at maturity. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the common stock, subject to community property laws where applicable.

The selling shareholders or their successors, donees, pledgees, assignees and permitted transferees that receive the Shares and their corresponding registration in accordance with the Registration Rights Agreement

(each also a selling shareholder for purposes of this prospectus), may sell up to all of the Shares shown in the table below under the heading “Number of Shares Being Offered” pursuant to this prospectus in one or more transactions from time to time as described below under “Plan of Distribution.”

We do not know when or in what amounts, if any, the selling shareholders may sell or otherwise dispose of the Shares covered hereby. We currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the Shares by them other than the Registration Rights Agreement described above. The selling shareholders might not sell any or all of the Shares covered by this prospectus or may sell or dispose of some or all of the Shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the Shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares, we cannot estimate the number of Shares that will be held by the selling shareholders after expiration of the registration statement of which this prospectus forms a part.

Each selling shareholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years except as described in the footnotes to the table or as a result of acquisition of the Shares. None of the following selling shareholders are registered broker-dealers or affiliated with registered broker dealers.

Information about the selling shareholders may change from time to time. Any changed information with respect to which we are given notice will be included in prospectus supplements.

	Beneficial Ownership of Common Stock Before Conversion of Convertible Note			Beneficial Ownership of Common Stock After Conversion of Convertible Note
	Total Beneficial Ownership	% of Class	Number of Shares Being Offered(2)	Total Beneficial Ownership(3)	% of Class
Selling Shareholder(1)
Manatuck Hill Scout Fund, LP	-0-	*	4,843,750	-0-	*
Hawksbill Holdings, LLLP(4)	504,287	*	1,937,500	504,287	*
Hale Capital Partners, LP	-0-	*	968,750	-0-	*
Arthur J. Samberg	-0-	*	968,750	-0-	*
The Joseph D. Samberg Revocable Trust	-0-	*	968,750	-0-	*
Jennifer L. Cue(5)	2,701,360	6.51%	387,500	2,701,360	6.51%
Kevin Harris	-0-	*	387,500	-0-	*
J. Scott Liolios	-0-	*	387,500	-0-	*
Christopher Tonkin	-0-	*	193,750	-0-	*
Frank R. Tonkin	-0-	*	193,750	-0-	*
Eric Chastain(6)	293,625	*	38,750	293,625	*
Max Schroedl(7)	96,874	*	19,375	96,874	*
Steve Gress(8)	8,333	*	19,375	8,333	*

*	Less than 1%
(1)	This table is based upon information supplied by the selling shareholders, which information may not be accurate as of the date hereof. Except as indicated otherwise, we believe, based on the information furnished to us, that the selling shareholders named in the table above have sole voting and investment power with respect to all securities that they beneficially own, subject to applicable community property laws.
(2)	Assumes the Convertible Note held by such selling shareholder is converted at maturity.
(3)	Assumes all offered Shares are sold and beneficial ownership of any additional shares or securities which are convertible or exchangeable into shares are not acquired. The registration of these Shares does not necessarily mean that the selling shareholders will sell all or any portion of their Shares covered by this prospectus.

(4)	Christopher Beach is the President and Manager of Hawksbill Holdings, LLLP. On March 23, 2018, Mr. Beach was appointed as a member of the Company’s Board of Directors.
(5)	Ms. Cue is our Chief Executive Officer, President and a member of the Company’s Board of Directors.
(6)	Mr. Chastain is our Chief Operating Officer.
(7)	Mr. Schroedl is our Chief Financial Officer.
(8)	Mr. Gress is our Executive Vice President of Sales.

PLAN OF DISTRIBUTION

The selling shareholders or any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell, transfer or otherwise dispose of the Shares issued upon conversion of the Convertible Notes, on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use one or more of the following methods when disposing of the Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the writing or settlement of options on the Shares;

•	to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such Shares at a stipulated price per share; or

•	a combination of any of the above.

The selling shareholders may also sell Shares under Rule 144 of the Securities Act of 1933 (the “Securities Act”), provided that they meet the criteria and conform to the requirements of such rule, rather than under this prospectus. The selling shareholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of the Shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling shareholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell Shares in block transactions to market makers or other purchasers at a price per Share which may be below the then existing market price. The Company cannot assure that all or any of the Shares will be issued to, or sold by, the selling shareholders. The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the Shares, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The aggregate proceeds to the selling shareholders from the sale of the Shares will be the purchase price of the Shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. The Company will not receive any of the proceeds from this sale of the Shares.

The Company is required to pay all fees and expenses incident to the registration of the Shares, excluding the fees and disbursements of counsel to the selling shareholders, brokerage commissions and underwriter discounts.

The selling shareholders, alternatively, may sell all or any part of the Shares through an underwriter. The selling shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling shareholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, sell the pledged Shares. The selling shareholders and any other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M under the Exchange Act. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the Shares by, the selling shareholders or any other such person. In the event that any of the selling shareholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling shareholders will not be permitted to engage in short sales of the Shares. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling shareholders will not be permitted to engage in a short sale of the Shares. All of these limitations may affect the marketability of the Shares.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus is a part effective until the earlier of (1) such time as all of the Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the Shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

There can be no assurance that any selling shareholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part. Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Baker & Hostetler LLP will pass upon certain legal matters relating to the issuance and sale of the Shares. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Jones Soda Co., incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Peterson Sullivan LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Shares. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Shares, we refer you to the registration statement, including the exhibits and the consolidated financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be reviewed for the complete contents of these contracts and documents. A copy of the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement, may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m., and copies of all or any part of the registration statement may be obtained from the SEC upon the payment of fees prescribed by it. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with it.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

We incorporate by reference the documents listed below, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Our Annual Report on Form 10-K, filed with the Commission on March 29, 2018;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, as filed with the Commission on May 11, 2018;

•	Our Current Reports on Form 8-K filed with the Commission on April 24, 2018, and May 10, 2018; and

•	The description of our common stock contained in the sixth amendment to our Form S-4 registration statement, filed with the SEC on November 12, 1999, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the Shares are sold or the become eligible for sale under Rule 144 under the Securities Act, with the exception of any information contained in such filings that is deemed “furnished” in accordance with SEC rules, unless such information is expressly incorporated herein by a reference in such filings. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

The documents incorporated by reference in this prospectus contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information included in any accompanying prospectus supplement or post-effective amendment will supersede this information.

Statements contained in this registration statement or any accompanying prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

We make available on or through our website at www.jonessoda.com our SEC filings free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. In addition, the following corporate governance materials are also available on our website under “Investor Relations — Corporate Governance”:

•	Audit Committee Charter;

•	Compensation and Governance Committee Charter;

•	Nominating Committee Charter;

•	Code of Conduct applicable to all directors, officers and employees of Jones Soda Co.; and

•	Code of Ethics for our CEO and senior financial officers.

A copy of any of the materials filed with or furnished to the SEC or copies of the corporate governance materials described above are available free of charge and can be mailed to you upon written or oral request to Jones Soda Co., 66 South Hanford Street, Suite 150, Seattle, Washington 98134 or (206) 624-3357.

JONES SODA CO.

Up to 11,315,000 Shares of Common Stock

PROSPECTUS

May 18, 2018

PART TWO

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses payable by us in connection with the registration of the Shares. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC Registration and Filing Fee	$409
Legal Fees and Expenses	$30,000
Accounting Fees and Expenses	$5,000
Printing Fees and Expenses	$5,000
Miscellaneous	$0

TOTAL	$40,409

Item 15. Indemnification of Directors and Officers.

Our Amended and Restated Bylaws provide that we may indemnify and advance any person who was or is made or is threatened to be made or is otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Company to the fullest extent permitted under Washington law.

Under RCW Section 23B.08.510, we may indemnify a director in his or her capacity as a director against liability incurred in a proceeding if (a) the person acted in good faith, (b) the person had no reasonable cause to believe the person’s conduct was unlawful and (c) the person reasonably believed that the person’s conduct was in the best interests of the Company or not opposed to the Company’s best interests. The Company may also pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of a proceeding if: (i) the director provides written affirmation of the director’s good faith belief that he or she has met the standard of conduct under RCW Section 23B.08.510 and (ii) the director provides a written undertaking to repay the advance if it is ultimately determined that the director did not meet such standard of conduct.

Under Section 23B.08.520, we are obligated to indemnify a director of the Company if such director was wholly successful in the defense of any proceeding to which the director was a party by reason of being a director of the Company, against reasonable expenses incurred by the director in connection with the proceeding. However, we may not indemnify a director in connection with a proceeding (a) in which the director was adjudged liable to the corporation or (b) charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Under RCW 23B.08.570, we are obligated to indemnify an officer of the Company who is not a director pursuant to RCW 23B.08.520, and that such officer is entitled to apply for court-ordered indemnification under RCW 23B.08.540. Under Washington law, we may indemnify and advance expenses to an officer, employee or agent of the Company who is not a director to the same extent as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

The Company is not aware of any current or threatened litigation or proceeding that may result in a claim for indemnification.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index immediately prior to the signature page hereto, which are incorporated to this Item 16 by reference.

In reviewing the agreements included as exhibits to this registration statement on Form S-3, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company, its subsidiaries or other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to other parties in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Item 17. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by registrant pursuant to Rule 424(b) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on March 30, 2001; File No. 333-75913).

3.2	Amended and Restated Bylaws of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to our quarterly report on Form 10-Q, filed on November 8, 2013; File No. 000-28820).

4.1	Form of Common Stock Purchase Warrant (Previously filed with, and incorporated herein by reference to, Exhibit 4.1 to our current report on Form 8-K, filed on February 2, 2012; File No. 000-28820).

4.2	Form of Convertible Subordinated Promissory Note (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed on March 27, 2018; File No. 000-28820).

4.3	Form of Note Purchase Agreement (Previously filed with, and incorporated herein by reference to, Exhibit 10.2 to our current report on Form 8-K, filed on March 27, 2018; File No. 000-28820).

4.4	Form of Registration Rights Agreement (Previously filed with, and incorporated herein by reference to, Exhibit 10.3 to our current report on Form 8-K, filed on March 27, 2018; File No. 000-28820).

5.1	Opinion of Baker & Hostetler LLP.

10.1++	Lease Agreement dated December 31, 2014, by and between 66 South Hanford Street Limited Partnership and Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed on January 7, 2015; File No. 000-28820).

10.2++	Loan and Security Agreement dated as of December 27, 2013, by and between Jones Soda Co. (USA) Inc., and JONES SODA (CANADA) Inc., and BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed January 3, 2014; File No. 000-28820).

10.3	Amendment & Restatement of First Modification to Loan and Security Agreement dated as of December 22, 2014, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance (Previously filed with, and incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K, filed December 24, 2014).

10.4	Second Modification to Loan and Security Agreement dated as of May 13, 2015, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.2 to our current report on Form 8-K, filed January 7, 2016).

10.5	Third Modification to Loan and Security Agreement dated as of December 18, 2015, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed January 7, 2016).

10.6	Fourth Modification of Loan and Security Agreement dated as of December 16, 2016, by and among Jones Soda Co. (USA) Inc., JONES SODA (CANADA) Inc., and CapitalSource Business Finance Group, a dba of BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed January 3, 2017).

Exhibit No.	Description

10.7	Annual Renewal of Loan and Security Agreement (Previously filed with, and incorporated herein by reference to our current report on Form 8-K, filed January 3, 2018).

10.8	General Continuing Guaranty dated as of December 27, 2013, made by Jones Soda Co. in favor of BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.2 to our current report on Form 8-K, filed January 3, 2014; File No. 000-28820).

10.9++	Intellectual Property Security Agreement dated as of December 27, 2013, by and between Jones Soda Co. and BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.3 to our current report on Form 8-K, filed January 3, 2014; File No. 000-28820).

10.10	Security Agreement dated as of December 27, 2013, by and between Jones Soda Co. and BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.4 to our current report on Form 8-K, filed January 3, 2014; File No. 000-28820).

10.11++	Intellectual Property Security Agreement dated as of December 27, 2013, by and between Jones Soda Co. (USA) Inc. and JONES SODA (CANADA) Inc. and BFI Business Finance (Previously filed with, and incorporated herein by reference to, Exhibit 10.5 to our current report on Form 8-K, filed January 3, 2014; File No. 000-28820).

10.12	Form of Securities Purchase Agreement, dated as of February 1, 2012, by and among the Company and the Purchasers (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed February 2, 2012; File No. 000-28820).

10.13*	Jones Soda Co. 2002 Stock Option and Restricted Stock Plan (Previously filed with, and incorporated herein by reference to, Appendix B to our Definitive Proxy Statement on Schedule 14A, filed on April 18, 2007, File No. 000-28820).

10.14*	Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Annex A to our Definitive Proxy Statement on Schedule 14A, filed on April 12, 2011, File No. 000-28820).

10.15*	Form of Stock Option Grant Notice and Agreement under the Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Exhibit 10.3 to our quarterly report on Form 10-Q, filed August 12, 2011; File No. 000-28820).

10.16*	Form of Restricted Stock Award Notice and Agreement under the Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Exhibit 10.4 to our quarterly report on Form 10-Q, filed August 12, 2011; File No. 000-28820).

10.17*	Form of Restricted Stock Unit Award Notice and Agreement under the Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Exhibit 10.5 to our quarterly report on Form 10-Q, filed August 12, 2011; File No. 000-28820).

10.18*	Jones Soda Co. 2007 Employee Stock Purchase Plan (Previously filed with, and incorporated herein by reference to, Appendix C to our Definitive Proxy Statement on Schedule 14A, filed on April 18, 2007; File No. 000-28820).

10.19*	Employment Offer Letter between Jennifer L. Cue and Jones Soda Co., dated August 6, 2012 (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our quarterly report on Form 10-Q, filed August 10, 2012; File No. 000-28820).

10.20*	Amended Compensation for Directors of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 10.01 to our annual report on Form 8-K, filed August 3, 2017; File No. 000-28820).

Exhibit No.	Description

21.1	Subsidiaries of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 21.1 to our annual report on Form 10-K, filed March 24, 2016; File No. 000-28820).

23.1	Consent of Peterson Sullivan LLP (Filed herewith).

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages of this registration statement).

*	Management contract or compensatory plan or arrangement
**	Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability.
++	Portions of the marked exhibits have been omitted pursuant to requests for confidential treatment filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on May 18, 2018.

JONES SODA CO.
(Registrant)

By:	/s/ Jennifer L. Cue
Name:	Jennifer L. Cue
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer L. Cue and Max Schroedl, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to file and sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Washington and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer L. Cue	President, Chief Executive Officer and Director	May 18, 2018
Jennifer L. Cue	(Principal Executive Officer)

/s/ Max Schroedl	Chief Financial Officer	May 18, 2018
Max Schroedl

/s/ Jeffrey D. Anderson	Director	May 18, 2018
Jeffrey D. Anderson

/s/ Christopher Beach	Director	May 18, 2018
Christopher Beach

/s/ Richard V. Cautero	Director	May 18, 2018
Richard V. Cautero

/s/ Michael Fleming	Director	May 18, 2018
Michael Fleming